COLUMBIA MANAGEMENT GROUP
                                 CODE OF ETHICS


                            EFFECTIVE JANUARY 1, 2005


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                   COLUMBIA MANAGEMENT GROUP
                        AFFILIATES:

                        CMG INVESTMENT ADVISORS
                        -----------------------
                        COLUMBIA MANAGEMENT ADVISORS, INC. ("CMA")
                        COLONIAL ADVISORY SERVICES, INC. ("CASI")
                        BANC OF AMERICA CAPITAL MANAGEMENT, LLC

                        INVESTMENT SERVICES GROUP ADVISORS
                        ----------------------------------
                        LIBERTY ASSET MANAGEMENT COMPANY ("LAMCO")
                        BACAP ADVISORY PARTNERS, LLC
                        BANK OF AMERICA CAPITAL ADVISORS, LLC ("BACA")

                        CMG DISTRIBUTORS
                        ----------------
                        COLUMBIA FINANCIAL CENTER INCORPORATED
                        COLUMBIA FUNDS DISTRIBUTOR, INC.
                        COLUMBIA FUNDS SERVICES, INC.
                        BACAP DISTRIBUTORS, LLC

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

        Table of Contents
        OVERVIEW AND DEFINITIONS                                                     PAGE
        Overview                                                                       1
        Things You Need to Know to Use This Code                                       2
        Definitions                                                                    3-4

PART    STATEMENT OF GENERAL PRINCIPLES (APPLIES TO ALL EMPLOYEES)
I       A.   Compliance with the Spirit of the Code                                    5
        B.   Compliance with the Bank of America Corporation Code of Ethics and
             General Policy on Insider Trading                                         5
        C.   Approved Broker-Dealer Requirement for Employee Investment Accounts       5
        D.   Nonpublic Information                                                     6
        E.   Reporting Violations of CMG Code of Ethics                                6

PART    PROHIBITED TRANSACTIONS AND ACTIVITIES (APPLIES TO ALL EMPLOYEES)
II      A.   Prohibition on Fraudulent and Deceptive Acts                              7
        B.   Restrictions Applicable to All Employees with respect to Redemptions
             or Exchanges of Open-end Mutual Fund Investments                          7
        C.   Restrictions Applicable to All Employees with Respect to Transactions
             in Bank of America's Retirement Plans                                     8
        D.   Trading Restrictions Applicable to All Access Persons                     8
             1.   Prohibition on Trading Securities Being Purchased, Sold or
                  Considered for Purchase or Sale by a Client Account                  8-9
             2.   Pre-clearance of Transactions                                        9
             3.   Equity Restricted List                                               9
             4.   Initial Public Offerings, Hedge Funds and Private Placements         9
             5.   Short-Term Trading (60 Calendar Days)                                9
             6.   Prohibition on Excessive Trading                                    10
             7.   Closed-end Funds Advised by Bank of America                         10
        E.   Additional Trading Restrictions Applicable to Investment Persons         10
                  o    Fourteen Calendar-Day Blackout Period                          10
        F.   Exempt Transactions                                                      10
        G.   Restriction on Service as Officer or Director                            11
        H.   Participation in Investment Clubs                                        11
        I.   Additional Restrictions for Specific Sub-Groups                          11
        J.   Penalties for Non-Compliance                                             11

PART    ADMINISTRATION AND REPORTING REQUIREMENTS (APPLIES TO ALL EMPLOYEES)
III     A.   New CMG Employees                                                        13
        B.   Annual Code Coverage Acknowledgement and Compliance Certification        13
        C.   Reporting Requirements for All Non-Access Persons (Investments
             in Open-end Mutual Funds)                                                13
             1.   Initial Certification to the Code and Disclosure of All
                  Investment Accounts and Personal Holdings of Open-end
                  Mutual Funds                                                        13
             2.   Quarterly Investment Account and Open-end Mutual Fund
                  Transaction Report                                                  13
             3.   Annual Open-end Mutual Fund Holdings Report                         13
             4.   Duplicate Account Statements and Confirmations                      13
        D.   Reporting Requirements for All Access Persons                            14
             1.   Initial Certification to the Code and Disclosure of All
                  Investment Accounts and Personal Holdings of Covered
                  Securities and Mutual Fund Shares                                   14
             2.   Quarterly Investment Account and Transaction Report                 14
             3.   Annual Holdings Report                                              14
             4.   Duplicate Account Statements and Confirmations                      15
        E.   Exemptions from the Above Reporting Requirements                         15
        F.   Code Administration                                                      15

        APPENDICES:
        Appendix A     Beneficial Ownership                                           16-17
        Appendix B     Exceptions to the Short-term Trading Ban                       18
        Appendix C     Sanction Schedule                                              19

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
                                                              CMG Code of Ethics
                                                                   Rev. 01/01/05



                            COLUMBIA MANAGEMENT GROUP
                                 AND AFFILIATES

                                 CODE OF ETHICS
                            Effective January 1, 2005




OVERVIEW
--------

This is the Code of Ethics for:
o All of the direct or indirect affiliates of Columbia Management Group (CMG) listed at the front of this Code. These include those that act as adviser, sub-adviser, principal underwriter, or provide other services to the Columbia and/or Nations Families of Funds.

In this Code:

o    Covered affiliates of CMG, as a group, are called the "CMG COMPANIES"

The Code covers the following activities:
o it prohibits certain activities by EMPLOYEES that involve the potential for conflicts of interest (Part I);
o it prohibits certain kinds of PERSONAL SECURITIES TRADING by ACCESS PERSONS (Part II); and
o it requires all EMPLOYEES to report their Open-end mutual fund holdings and transactions, and requires ACCESS PERSONS to report ALL of their securities holdings and transactions, so they can be reviewed for conflicts with the investment activities of CMG CLIENT ACCOUNTS (Part III) and compliance with this Code.






















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                                                              CMG Code of Ethics
                                                                   Rev. 01/01/05



THINGS YOU NEED TO KNOW TO USE THIS CODE
----------------------------------------

This Code is divided as follows:

o    OVERVIEW AND DEFINITIONS

o    PART I    Statement of General Principles:
               APPLIES TO ALL EMPLOYEES (ACCESS AND NON-ACCESS)

o    PART II   Prohibited Transactions and Activities:
               APPLIES TO ACCESS PERSONS (AND TO ALL EMPLOYEES WITH RESPECT TO
               OPEN-END MUTUAL FUNDS)

o    PART III  Administration and Reporting Requirements:
               APPLIES TO ACCESS PERSONS (AND TO ALL EMPLOYEES WITH RESPECT TO OPEN-END MUTUAL FUNDS)

o    APPENDICES:

        Appendix A    Beneficial Ownership
        Appendix B    Hardship Exceptions to the Short-Term Trading Ban
        Appendix C    Sanctions Schedule


To understand what other parts of this Code apply to you, you need to know whether you fall into one or more of these categories:
     o    ACCESS PERSON
     o    INVESTMENT PERSON
     o    NON-ACCESS PERSON

If you don't know which category you belong to, contact COMPLIANCE RISK MANAGEMENT AT (704) 388-3300.
















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                                                              CMG Code of Ethics
                                                                   Rev. 01/01/05



DEFINITIONS
-----------
Terms in BOLDFACE TYPE have special meanings as used in this Code. To understand the Code, you need to read the definitions of these terms below.

THESE TERMS HAVE SPECIAL MEANINGS IN THE CODE OF ETHICS:

o "ACCESS PERSON" means (i) any EMPLOYEE: (A) Who has access to nonpublic information regarding any purchase or sale of securities in a CLIENT ACCOUNT, or nonpublic information regarding the portfolio holdings of any CLIENT ACCOUNT, or (B) Who is involved in making securities recommendations to a CLIENT ACCOUNT, or who has access to such recommendations that are nonpublic, (ii) any director or officer of a CMG COMPANY, and (iii) any other EMPLOYEE designated as an ACCESS PERSON by Compliance Risk Management. Compliance Risk Management shall maintain a list of EMPLOYEES deemed to be ACCESS PERSONS and will notify each EMPLOYEE of their designation under this Code.

o "AUTOMATIC INVESTMENT PLAN" means a plan or other program in which regular periodic purchases or withdrawals are made automatically in or from investment accounts in accordance with a pre-determined schedule and allocation. These may include payroll deduction plans, issuer dividend reinvestment programs ("DRIPs") or 401(k) automatic investment plans.

o A security is "BEING CONSIDERED FOR PURCHASE OR SALE" when a recommendation to purchase or sell a security has been made and communicated or, with respect to the person making the recommendation, when such person decides to make the recommendation.

o "BENEFICIAL OWNERSHIP" means "any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in" a security. The term "PECUNIARY INTEREST" is further defined to mean "the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities." BENEFICIAL OWNERSHIP INCLUDES accounts of a spouse, minor children and relatives resident in the home of the ACCESS PERSON, as well as accounts of another person if the ACCESS PERSON obtains therefrom benefits substantially equivalent to those of ownership. For additional information, see APPENDIX A.

o "CLIENT" OR "CLIENT ACCOUNT" refers to any investment account - including, without limitation, any registered or unregistered investment company or fund - for which any CMG Company has been retained to act as investment adviser or sub-adviser.

o "CLOSED-END FUND" refers to a registered investment company whose shares are publicly traded in a secondary market rather than directly, with the fund.

o "CMG" refers to Columbia Management Group. Its direct and indirect affiliates that have adopted this Code are referred to as the "CMG COMPANIES".

o "CONTROL" shall have the same meaning as that set forth in Section 2(a)(9) of the Investment Company Act of 1940.

o "COVERED SECURITY" means anything that is considered a "security" under the Investment Company Act of 1940, but does not include:

          1.   Direct obligations of the U.S. Government.
          2. Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements.
          3.   Shares of Open-end mutual funds.
          4.   Futures.


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                                                              CMG Code of Ethics
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     COVERED SECURITIES therefore include stocks, bonds, debentures, convertible and/or exchangeable securities, notes, options on securities, warrants, rights, and shares of exchange traded funds (ETFs), among other instruments.

     If you have any question or doubt about whether an investment is a considered a security or a COVERED SECURITY under this Code, ask Compliance Risk Management.

o "EMPLOYEE" means any employee of Bank of America who receives official notice of coverage under this Code of Ethics from Compliance Risk Management.

o "EXCLUDED FUND" is an open-end mutual fund that is designed to permit short term trading. Examples include mutual funds that expressly authorize or don't restrict short-term trading including money market funds and certain short-term fixed income funds such as the Nations Short-Term Income Fund, Nations Short-Term Municipal Fund and Columbia Short Term Bond Fund.

     Contact Compliance Risk Management if you have any questions about whether a fund may qualify as an Excluded Fund.

o    "FAMILY HOLDINGS" and "FAMILY/HOUSEHOLD MEMBER" - defined in Appendix A.

o "FEDERAL SECURITIES LAWS" means the Securities Act of 1933 (15 U.S.C. 77a-aa), the Securities Exchange Act of 1934 (15 U.S.C. 78a -mm), the Sarbanes-Oxley Act of 2002 (Pub. L. 107-204, 116 Stat. 745 (2002)), the
     Investment Company Act of 1940 (15 U.S.C 80a), the Investment Advisers Act of 1940 (15 U.S.C. 80b), Title V of the Gramm-Leach-Bliley Act (Pub. L. No. 106-102, 113 Stat. 1338 (1999), any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act (31 U.S.C. 5311 -5314; 5316 -
     5332) as it applies to funds and investment advisers, and any rules adopted thereunder by the Commission or the Department of Treasury.

o "INITIAL PUBLIC OFFERING" generally refers to a company's first offer of shares to the public. Specifically, an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

o "INVESTMENT PERSON" refers to an ACCESS PERSON who has been designated, by Compliance Risk Management, as such and may include the following CMG
     Employees:
          o    Portfolio Managers;
          o    Traders;
          o    Research Analysts; and
          o    Certain operations and fund administration personnel

o "NON-ACCESS PERSON" refers to an EMPLOYEE who may not have direct or indirect access to trading or portfolio holdings information of CLIENT ACCOUNTS, but is still required to abide by certain requirements in the Code of Ethics.

o "OPEN-END MUTUAL FUND" refers to a registered investment company whose shares (usually regarding separate "series" or portfolios of the fund) are continuously offered to and redeemed (or exchanged, for other shares) by investors directly with the fund at "net asset value" prices established daily by the fund.

o "PRIVATE PLACEMENT" generally refers to an offering of securities that is not offered to the public. Specifically, an offering that is exempt from registration under the Securities Act of 1933 pursuant to Sections 4(2) or 4(6) of, or Regulation D under, the Securities Act of 1933.

o "PURCHASE OR SALE OF A SECURITY" includes, among other things, the writing of an option to purchase or sell a security.


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                                                              CMG Code of Ethics
                                                                   Rev. 01/01/05



PART I

STATEMENT OF GENERAL PRINCIPLES
-------------------------------
THIS SECTION APPLIES TO ALL EMPLOYEES

The relationship with our clients is fiduciary in nature. This means that you are required to put the interests of our clients before your personal interests.

This Code is based on the principle that all officers, directors and EMPLOYEES of each CMG COMPANY are required to conduct their personal securities transactions in a manner that does not interfere with the portfolio transactions of, or take unfair advantage of their relationship with, a CMG COMPANY. This fiduciary duty is owed by all persons covered by this Code to each and all of our advisory CLIENTS.

It is imperative that all officers, directors and employees avoid situations that might compromise or call into question their exercise of independent judgment in the interest of CLIENT ACCOUNTS. Areas of concern relating to independent judgment include, among others, unusual or limited investment opportunities, perks, and receipt of gifts from persons doing or seeking to do business with a CMG COMPANY.

All employees must adhere to the specific requirements set forth in this Code, including the requirements related to personal securities trading.

A.   COMPLIANCE WITH THE SPIRIT OF THE CODE
     --------------------------------------

CMG recognizes that sound, responsible personal securities trading by its personnel is an appropriate activity when it is not excessive in nature and done in a prudent manner.

However, CMG will not tolerate personal trading activity which is inconsistent with our duties to our clients or which injures the reputation and professional standing of our organization. Therefore, technical compliance with the specific requirements of this Code will not insulate you from scrutiny should a review of your trades indicate breach of your duty of loyalty to the firm's clients or otherwise pose a hazard to the firm's reputation and standing in the industry.

Compliance Risk Management has the authority to grant written waivers of the provisions of this Code for Employees. It is expected that this authority will be exercised only in rare instances. Compliance Risk Management may consult with the Legal Department prior to granting any such waivers. SEC mandated provisions of the Code cannot and will not be waived at any time.

B.   COMPLIANCE WITH THE BANK OF AMERICA CORPORATION CODE OF ETHICS AND GENERAL
     --------------------------------------------------------------------------
     POLICY ON INSIDER TRADING
     -------------------------

All Employees are subject to the Bank of America Corporation Code of Ethics and General Policy on Insider Trading. All Employees should read and be familiar with that Code which includes many further important conflict of interest policies applicable to all Bank of America associates, including policies on insider trading and receipt of gifts by employees. It is available on the intranet links portion of Bank of America's intranet homepage.

C.   APPROVED BROKER-DEALER REQUIREMENT FOR EMPLOYEE INVESTMENT ACCOUNTS
     -------------------------------------------------------------------

Employees are permitted to maintain securities accounts only with broker-dealers or other entities which shall be identified, from time to time, by CMG Management. Employees are not required to hold all mutual funds in an account at a designated broker-dealer. Accounts managed by 3rd parties or which are restricted to holding only mutual funds are not subject to this policy.


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                                                              CMG Code of Ethics
                                                                   Rev. 01/01/05



Note: Exceptions to this policy may be granted by Compliance Risk Management. It is expected this authority will be exercised only in rare instances.

D.   NONPUBLIC INFORMATION
     ---------------------

Employees are prohibited from any misuse (including inappropriate disclosure) of material nonpublic information, regarding portfolio holdings, transactions and/or recommendations of any CMG Client Account.

E.   REPORTING VIOLATIONS OF CMG CODE OF ETHICS
     ------------------------------------------

Employees must report any conduct by another employee that one reasonably believes constitutes or may constitute a violation of the CMG Code of Ethics.

Employees must promptly report all relevant facts and other circumstances indicating a violation of the CMG Code of Ethics to either Mary Mullin, CMG's Chief Compliance Officer, at 1.646.313.8652 or to the Ethics and Compliance Helpline at 1.888.411.1744 (toll free). If you wish to remain anonymous, use the name "Mr. Columbia" or "Mrs. Columbia" when calling collect. You will not be retaliated against for reporting information in good faith in accordance with this policy.























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                                                              CMG Code of Ethics
                                                                   Rev. 01/01/05



PART II

PROHIBITED TRANSACTIONS AND ACTIVITIES
--------------------------------------
THIS SECTION APPLIES TO ALL EMPLOYEES

A.   PROHIBITION OF FRAUDULENT AND DECEPTIVE ACTS
     --------------------------------------------

     The Investment Advisers Act of 1940 makes it unlawful for any investment adviser, directly or indirectly, to employ any device, scheme or artifice to defraud any client or prospective client, or to engage in any transaction or practice that operates as a fraud or deceit on such persons. The Investment Company Act of 1940 makes it unlawful for any director, trustee, officer or employee of an investment adviser of an investment company (as well as certain other persons), in connection with the purchase or sale, directly or indirectly, by such person of a "SECURITY HELD OR TO BE ACQUIRED" by the investment company (the "Fund"):

     1.   To employ any device, scheme or artifice to defraud the Fund;

     2. To make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

     3. To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Fund; or

     4.   To engage in any manipulative practice with respect to the Fund.

     Note: "SECURITY HELD OR TO BE ACQUIRED" means (i) any COVERED SECURITY which, within the most recent 15 days: (A) is or has been held by the Fund; or (B) is being or has been considered by the Fund or its investment adviser for purchase by the Fund; and (ii) any option to purchase or sell, and any security convertible into or exchangeable for a COVERED SECURITY within the scope of clause (i) above.

     All Employees are required to comply with these and all other applicable FEDERAL SECURITIES LAWS. Requirements of these laws are embodied in the policies and procedures of the CMG Companies.

B.   RESTRICTIONS APPLICABLE TO ALL EMPLOYEES WITH RESPECT TO REDEMPTIONS OR
     -----------------------------------------------------------------------
     EXCHANGES OF OPEN-END MUTUAL FUND INVESTMENTS
     ---------------------------------------------

     1. No Employee may engage in any purchase and sale or exchange in the same class of shares of an Open-end MUTUAL FUND or a similar investment that occurs within 60 days of one another. (This provision does not apply to any EXCLUDED FUND.)

     2. ALL REDEMPTIONS OR EXCHANGES of shares of ANY OPEN-END MUTUAL FUND (except an EXCLUDED FUND), must be approved using the appropriate pre-clearance procedures.

          Legacy BACAP employees must use StarCompliance system at http://boa.starcompliance.com

          Legacy CMG employees must follow procedures described at CMG's intranet homepage.

     Except in rare cases of hardship, no such redemption or exchange will be approved unless such investment has been held for at least 60 calendar days.

     Therefore, if an Employee purchases shares of an Open-end Mutual Fund, he or she will not be permitted to redeem or exchange out of ANY shares of that fund for at least 60 calendar days.


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                                                              CMG Code of Ethics
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          Exceptions: (1) Transactions in shares of EXCLUDED FUNDS, and (2) as provided immediately below for Bank of America's retirement plans, and
          (3) at Section F of Part II of this Code regarding other "Exempt Transactions" (as applicable).

     3. LATE TRADING PROHIBITION: No CMG Employee shall knowingly engage in any transaction in any mutual fund shares where the order is placed after the fund is closed for the day and the transaction is priced using the closing price for that day.

C.   RESTRICTIONS APPLICABLE TO ALL EMPLOYEES WITH RESPECT TO TRANSACTIONS IN
     ------------------------------------------------------------------------
     BANK OF AMERICA'S RETIREMENT PLANS
     ----------------------------------

     ALL CMG Employees must comply with the following restrictions for Bank of America's retirement plans, including the Bank of America 401(k) (including Fleet Savings Plus Plan), 401(k) Restoration, Pension and Pension Restoration Plans ("BAC Retirement Plans"):

     - A participant must wait 14 calendar days after requesting a balance reallocation in a Plan before requesting another balance reallocation in that Plan. A "balance reallocation" is any change to a participant's existing account balance among the Plan's investment choices. For example, if a participant requests a balance reallocation in a particular Plan on January 1, the earliest that participant could request another balance reallocation in that same Plan would be January 15.

     - Transfers out of the investment choices into the Stable Capital Fund (Fleet Stable Asset Fund for Fleet Savings Plus Plan), however, will be allowed on a daily basis while a 14-day restriction is in effect.

               In the above example, the participant could transfer all or a portion of an account balance into the Stable Capital Fund (Fleet Stable Asset Fund for Fleet Savings Plus Plan) during the period between January 2 and January 14. However, the participant could not transfer balances out of the Stable Capital Fund until January 15 (once the 14-day restriction has elapsed).

     - An exception to the 14-day restriction will apply to participants in the 401(k) Plan eligible to make a company stock diversification transfer from the Bank of America Common Stock Match Fund. Fully vested participants can diversify their company stock matching accounts into any of the other 401(k) investment choices, regardless of their age. Participants who are eligible to diversify may transfer any of those balances to the 401(k) Plan's other investment choices without triggering a 14-day restriction, or while a 14-day restriction is in effect because of a prior balance reallocation. Once the match is diversified, the 14-day balance reallocation restriction will apply.

     - Any requested transaction may be changed or revoked on the same day prior to the close of the New York Stock Exchange, which is normally 4 p.m. ET.

     NOTE: Investment holdings and transactions in BAC Retirement Plans are exempt from the pre-clearance requirements in Part II and the reporting requirements of Part III of this Code. Note, however, that Compliance Risk Management will regularly review reports of employee trading activity within the BAC Retirement Plans - and especially transactions that override or otherwise depart from the pre-determined schedule or allocation on any Automated Investment Plan - for compliance with the above stated restrictions.

D.   TRADING RESTRICTIONS APPLICABLE TO ALL ACCESS PERSONS
     -----------------------------------------------------

     1. PROHIBITION ON TRADING COVERED SECURITIES BEING PURCHASED, SOLD OR CONSIDERED FOR PURCHASE OR SALE BY ANY CMG CLIENT ACCOUNT


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                                                              CMG Code of Ethics
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          No ACCESS PERSON shall purchase or sell, directly or indirectly, any
          COVERED SECURITY in which such person had, or by reason of such transaction acquires, any direct or indirect BENEFICIAL OWNERSHIP when, at the time of such purchase or sale, the same class of security:

          o    is the subject of an open buy or sell order for a CLIENT ACCOUNT;
               or
          o    is BEING CONSIDERED FOR PURCHASE OR SALE by a CLIENT ACCOUNT

          NOTE: This restriction DOES NOT APPLY:

          o to securities of an issuer that has a MARKET CAPITALIZATION OF $10 BILLION OR MORE at the time of the transactions; however, an ACCESS PERSON must pre-clear these trades as with any other personal trade.
          o when the personal trade matches with a CMG Client Account which principally follows a passive investment strategy of attempting to replicate the performance of an index.

     2.   PRE-CLEARANCE OF TRANSACTIONS
          ACCESS PERSONS must pre-clear all transactions in COVERED SECURITIES in which they have BENEFICIAL OWNERSHIP using the appropriate pre-clearance procedures.

          Legacy BACAP employees must use StarCompliance system at http://boa.starcompliance.com

          Legacy CMG employees must follow procedures described at CMG's intranet homepage.

          Employees may rely on the exemptions stated in Section F of Part II of this Code.

          ----------------------------------------------------------------------
          NOTE: PRE-CLEARANCE REQUESTS MUST BE SUBMITTED DURING NYSE HOURS. PRE-CLEARANCE APPROVALS ARE VALID UNTIL 4:00 PM ET OF THE SAME BUSINESS DAY AS APPROVAL. (EXAMPLE: IF A PRE-CLEARANCE APPROVAL IS GRANTED ON TUESDAY, THE APPROVAL IS VALID ONLY UNTIL 4:00 PM ET TUESDAY.)
          ----------------------------------------------------------------------

     3.   EQUITY RESTRICTED LIST
          When an equity analyst of CMG initiates coverage or changes a rating on a COVERED SECURITY, the security is put on a restricted list until close of the next trading day. No ACCESS PERSON shall be granted pre-clearance for trades in a security while included on the list.

     4. INITIAL PUBLIC OFFERINGS (IPOS), HEDGE FUNDS AND PRIVATE PLACEMENTS No ACCESS PERSON shall acquire BENEFICIAL OWNERSHIP of securities in an Initial Public Offering, Hedge Fund or Private Placement except with the prior written approval of Compliance Risk Management.

     5.   SHORT-TERM TRADING (60 CALENDAR DAYS)
          Any profit realized by an ACCESS PERSON from any purchase and sale, or any sale and purchase, of the SAME CLASS OF COVERED SECURITY (or its equivalent) within any period of 60 CALENDAR DAYS or less is prohibited.

          Note, regarding this restriction, that:

          a. The 60 calendar day restriction period commences the day after the purchase or sale of any Covered Security (or its equivalent).

          b. The 60-day restriction applies on a "last in, first out basis." That's why the restriction refers to "the SAME CLASS OF COVERED SECURITY." In light of this feature, an ACCESS PERSON (or FAMILY/HOUSEHOLD MEMBER) may not buy and sell, or sell and buy, the same class of COVERED SECURITY within 60 days even though the specific shares or other securities involved may have been held longer than 60 days.

          c. Purchase and sale transactions in the same security within 60 days that result in a loss to the ACCESS PERSON (or FAMILY/HOUSEHOLD MEMBER) are not restricted.


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                                                              CMG Code of Ethics
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          d.   The 60-day restriction does not apply to the exercise of options to purchase shares of Bank of America stock and the immediate sale of the same or identical shares, including so-called "cashless exercise" transactions.

          e. Strategies involving options with expirations of less than 60 days may result in violations of the short-term trading ban.

          f. Exceptions to the short-term trading ban may be requested in writing, addressed to Compliance Risk Management, in advance of a trade and will generally be granted only in hardship cases where it is determined that no abuse is involved and the equities of the situation strongly support an exception to the ban. See examples of hardship circumstances in APPENDIX B.

     6.   EXCESSIVE TRADING FOR PERSONAL ACCOUNTS IS STRONGLY DISCOURAGED
          ACCESS PERSONS are strongly discouraged from engaging in excessive trading for their personal accounts. Although this Code does not define excessive trading, Access Persons should be aware that if their trades exceed 30 trades per month the trading activity will be reviewed by Compliance Risk Management.

     7.   CLOSED-END FUNDS ADVISED BY BANK OF AMERICA
          No ACCESS PERSON shall acquire BENEFICIAL OWNERSHIP of securities of any CLOSED-END FUND advised by CMG or other Bank of America company except with the prior written approval of Compliance Risk Management.

E.   ADDITIONAL TRADING RESTRICTIONS APPLICABLE TO INVESTMENT PERSONS
     ----------------------------------------------------------------

     o    FOURTEEN CALENDAR DAY BLACKOUT PERIOD
          No INVESTMENT PERSON shall purchase or sell any COVERED SECURITY (or its equivalent) within a period of seven calendar days before or after a purchase or sale of the same class of security by a CLIENT ACCOUNT with which the INVESTMENT PERSON OR THEIR TEAM are regularly associated. The spirit of this Code (see page 5 above) also requires that no INVESTMENT Person may intentionally delay trades on behalf of a CLIENT ACCOUNT so that their own personal trades avoid falling within the fourteen day blackout period.

          NOTE: The fourteen calendar day restriction DOES NOT APPLY:
          o to securities of an issuer that has a MARKET CAPITALIZATION OF $10 BILLION OR MORE at the time of the transactions; HOWEVER, AN INVESTMENT PERSON MUST PRE-CLEAR THESE TRADES AS WITH ANY OTHER PERSONAL TRADE. ALSO, THIS EXCEPTION DOES NOT RELIEVE INVESTMENT PERSONS OF THE DUTY TO REFRAIN FROM INAPPROPRIATE TRADING OF SECURITIES HELD OR BEING CONSIDERED FOR PURCHASE OR SALE IN CLIENT ACCOUNTS WITH WHICH THEY ARE REGULARLY ASSOCIATED.
          o when the personal trade matches one in a CMG CLIENT ACCOUNT which principally follows a passive index tracking investment strategy.

F.   EXEMPT TRANSACTIONS
     -------------------

     The following types of transactions are not subject to the trading restrictions of SECTIONS B, D AND E of Part II of this Code of Ethics. HOWEVER, EXCEPT AS NOTED BELOW, ALL SUCH TRANSACTIONS MUST BE REPORTED PURSUANT TO THE REPORTING PROVISIONS OF PART III OF THIS CODE.

     1. Transactions in securities issued or guaranteed by the US Government or its agencies or instrumentalities; bankers' acceptances; US bank certificates of deposit; commercial paper; and purchases, redemptions and/or exchanges of EXCLUDED FUND shares. (TRANSACTIONS IN ALL SUCH SECURITIES ARE ALSO EXEMPT FROM THE REPORTING REQUIREMENTS OF PART III OF THE CODE).


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                                                              CMG Code of Ethics
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     2.   Transactions effected pursuant to an Automated Investment Plan not involving a BAC Retirement Plan. Note this does not include transactions that override or otherwise depart from the pre-determined schedule or allocation features of the investment plan.

     3. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

     4. Transactions which are non-volitional on the part of either the Access Person or the CMG Company (e.g., stock splits, automatic conversions).

     5. Transactions effected in any account in which the Access Person may have a beneficial interest, but no direct or indirect influence or control of investment or trading activity (such as a blind trust or third-party advised discretionary account). (Accounts managed by another ACCESS PERSON would not meet this test.) Such accounts are also exempt from reporting requirements in Part III of this Code.) TRANSACTIONS IN COVERED SECURITIES IN ANY SUCH ACCOUNT ARE ALSO EXEMPT FROM THE REPORTING REQUIREMENTS OF PART III OF THE CODE.

     6. Securities issued by Bank of America and affiliates (Please note that these securities are subject to the requirements of Part II D. 5 (short-term trading) of this Code, and the standards of conduct and liability discussed in the Bank of America Corporation `s General Policy on Insider Trading).

     7. Such other transactions as the CODE OF ETHICS COMMITTEE shall approve in their sole discretion, provided that Compliance Risk Management shall find that such transactions are consistent with the Statement of General Principles and applicable laws. The CODE OF ETHICS COMMITTEE shall maintain a record of the approval and will communicate to the ACCESS PERSON'S manager(s).

G.   RESTRICTION ON SERVICE AS OFFICER OR DIRECTOR BY ACCESS PERSONS
     ---------------------------------------------------------------

     ACCESS PERSONS are prohibited from serving as an officer or director of any publicly traded company, other than Bank of America Corporation, absent prior authorization from Compliance Risk Management based on a determination that the board service would not be inconsistent with the interests of any CLIENT ACCOUNT.

H.   PARTICIPATION IN INVESTMENT CLUBS
     ---------------------------------

     ACCESS PERSONS (including with respect to assets that are beneficially owned by the Access Person) may participate in private investment clubs or other similar groups only upon advance written approval from Compliance Risk Management, subject to such terms and conditions as Compliance Risk Management may determine to impose.

I.   ADDITIONAL RESTRICTIONS FOR SPECIFIC SUB-GROUPS
     -----------------------------------------------

     Specific sub-groups in the organization may be subject to additional restrictions, as determined by Compliance Risk Management, because of their specific investment activities or their structure in the company. Compliance Risk Management shall keep separate applicable procedures and communicate accordingly to these groups.

J.   PENALTIES FOR NON-COMPLIANCE
     ----------------------------

     Upon discovering a violation of this Code, the CODE OF ETHICS COMMITTEE, after consultation with the members of the Committee and Compliance Risk Management, may take any disciplinary action, as it deems appropriate, including, but not limited to, any or all of the following:


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                                                              CMG Code of Ethics
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          o    Formal written warning (with copies to supervisor and personnel file);
          o    Cash fines;
          o    Disgorgement of trading profits;
          o    Ban on personal trading;
          o    Suspension of employment;
          o    Termination of employment

     See the Sanctions Schedule in APPENDIX C for details (subject to revision).



























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                                                              CMG Code of Ethics
                                                                   Rev. 01/01/05



PART III

ADMINISTRATION AND
------------------
REPORTING REQUIREMENTS
----------------------
THIS SECTION APPLIES TO ALL EMPLOYEES

A.   NEW CMG EMPLOYEES
     -----------------

All new EMPLOYEES will receive a copy of the CMG CODE OF ETHICS as well as an INITIAL CERTIFICATION FORM. By completion of this Form, new EMPLOYEES MUST certify to Compliance Risk Management that they have read and understand the Code and disclose their personal (and FAMILY/HOUSEHOLD MEMBER) securities holdings. (The exact forms will be provided by Compliance Risk Management once a determination is made as to whether the EMPLOYEE is an Access or Non-Access Person).

B.   ANNUAL CODE COVERAGE ACKNOWLEDGEMENT AND COMPLIANCE CERTIFICATION
     -----------------------------------------------------------------

All EMPLOYEES will annually furnish online acknowledgement of coverage (including FAMILY/HOUSEHOLD MEMBERS ) UNDER, and certification of compliance with, the CMG Code of Ethics.

C.   REPORTING REQUIREMENTS FOR ALL NON-ACCESS PERSONS (INVESTMENTS IN OPEN-END
     --------------------------------------------------------------------------
     MUTUAL FUNDS)
     -------------

     1. INITIAL CERTIFICATION TO THE CODE AND DISCLOSURE OF ALL INVESTMENT ACCOUNTS AND PERSONAL HOLDINGS OF OPEN-END MUTUAL FUNDS
          By no later than 10 calendar days after you are notified that you are a NON-ACCESS PERSON, you must acknowledge that you have read and understand this Code, that you understand that it applies to you and to your FAMILY/HOUSEHOLD MEMBERS and that you understand that you are a NON-ACCESS PERSON under the Code. You must also report to Compliance Risk Management the following:
          o INVESTMENT ACCOUNTS in which you or any FAMILY/HOUSEHOLD MEMBER have direct or indirect beneficial interest of shares of any open-end mutual funds, including accounts with broker-dealers, banks, accounts held directly with the fund, variable annuities, etc.
          o HOLDINGS of any open-end mutual fund shares in any of the above mentioned accounts, including funds that are not in the Columbia Funds or Nations Funds Families

     2.   QUARTERLY INVESTMENT ACCOUNT AND OPEN-END MUTUAL FUND TRANSACTION
          REPORT
          By the 30th day after the end of the calendar quarter, ALL NON-ACCESS PERSONS are required to provide Compliance Risk Management with a detailed quarterly report of ALL of their Open-end mutual fund transactions, including Open-end mutual funds that are not in the Columbia Funds or Nations Funds Families. These requirements cover all Open-end mutual fund shares held either directly with the fund or through another investment vehicle or account, including (but not limited to) accounts with broker-dealers, banks, variable annuities, etc.

     3.   ANNUAL OPEN-END MUTUAL FUND HOLDINGS REPORT
          By the 30th day after the end of the calendar year, ALL NON-ACCESS PERSONS are required to provide Compliance Risk Management with a detailed annual report of ALL their Open-end mutual fund holdings, including open-end mutual funds that are not in the Columbia Funds or Nations Funds Families. These requirements cover all open-end mutual fund shares held by the NON-ACCESS PERSON (or any FAMILY/HOUSEHOLD MEMBER) either directly with the fund or through another investment vehicle or account, including (but not limited to) accounts with broker-dealers, banks, variable annuities, etc.


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                                       13

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                                                              CMG Code of Ethics
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     4.   DUPLICATE ACCOUNT STATEMENTS AND CONFIRMATIONS
          Each NON-ACCESS PERSON shall cause every broker-dealer or investment services provider with whom he or she (or a FAMILY/HOUSEHOLD MEMBER) maintains an account to provide duplicate periodic statements and trade confirmations to Compliance Risk Management for all accounts holding or transacting OPEN-END MUTUAL FUNDS by or for the benefit of the NON-ACCESS PERSON (or FAMILY/HOUSEHOLD MEMBER). All duplicate statements and confirmations should be sent to the following address:

                 BANK OF AMERICA COMPLIANCE RISK MANAGEMENT
                 PERSONAL TRADING DEPARTMENT
                 NC1-002-32-25
                 101 SOUTH TRYON STREET, 32ND FLOOR
                 CHARLOTTE, NC  28255

D.   REPORTING REQUIREMENTS FOR ALL ACCESS PERSONS (INCLUDING ALL INVESTMENT
     -----------------------------------------------------------------------
     PERSONS)
     --------

     1. INITIAL CERTIFICATION TO THE CODE AND DISCLOSURE OF ALL INVESTMENT ACCOUNTS AND PERSONAL HOLDINGS OF COVERED SECURITIES AND OPEN-END MUTUAL FUND SHARES By no later than 10 calendar days after you are notified that you are an ACCESS PERSON, you must acknowledge that you have read and understand this Code, that you understand that it applies to you and to your FAMILY/HOUSEHOLD MEMBERS and that you understand that you are an ACCESS PERSON (and, if applicable, an INVESTMENT PERSON) under the Code. You must also report to Compliance Risk Management the following:
          o INVESTMENT ACCOUNTS in which you or any FAMILY/HOUSEHOLD MEMBER have direct or indirect ownership interest (including those of your family members or your household) which may hold either COVERED SECURITIES or shares of any OPEN-END MUTUAL FUNDS, including accounts with broker-dealers, banks, direct holdings, accounts held directly with the fund, variable annuities, etc.
          o HOLDINGS of any COVERED SECURITIES or OPEN-END MUTUAL FUND shares in any of the above mentioned accounts, including funds that are not in the Columbia Funds or Nations Funds Families

     2.   QUARTERLY INVESTMENT ACCOUNT AND TRANSACTION REPORT
          By the 30th day following the end of the calendar quarter, ALL ACCESS PERSONS are required to provide Compliance Risk Management with a report of their investment accounts and transactions in COVERED SECURITIES and OPEN-END MUTUAL FUNDS during the quarter, including OPEN-END MUTUAL FUNDS that are not in the Columbia Funds or Nations Funds Families. These requirements include all investment accounts and COVERED SECURITIES and OPEN-END MUTUAL FUND shares of which you (or a FAMILY/HOUSEHOLD MEMBER) are a BENEFICIAL OWNER, held either directly or through another investment vehicle or account, including accounts with broker-dealers, banks, direct holdings, accounts held directly with the fund, variable annuities, etc.

     3.   ANNUAL HOLDINGS REPORT
          By the 30th day after the end of the calendar year, ALL ACCESS PERSONS are required to provide Compliance Risk Management with a detailed annual report of ALL of their holdings of any COVERED SECURITIES and Open-end Mutual Funds, including Open-end mutual funds that are not in the Columbia Funds or Nations Funds Families. These requirements include all investment accounts and COVERED SECURITIES and Open-end Mutual Fund shares of which you (or a FAMILY/HOUSEHOLD MEMBER) are a BENEFICIAL OWNER, held either directly or through another investment vehicle or account, including accounts with broker-dealers, banks, direct holdings, accounts held directly with the fund, variable annuities, etc.


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                                                              CMG Code of Ethics
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     4.   DUPLICATE ACCOUNT STATEMENTS AND CONFIRMATIONS
          Each ACCESS PERSON shall cause every broker-dealer or investment services provider with whom he or she (or a FAMILY/HOUSEHOLD MEMBER) maintains an account to provide duplicate periodic statements and trade confirmations to Compliance Risk Management for all accounts holding or transacting trades in COVERED SECURITIES or OPEN-END MUTUAL FUNDS by or for the benefit of the ACCESS PERSON. All duplicate statements and confirmations should be sent to the following address:

                     BANK OF AMERICA COMPLIANCE RISK MANAGEMENT
                     PERSONAL TRADING DEPARTMENT
                     NC1-002-32-25
                     101 SOUTH TRYON STREET, 32ND FLOOR
                     CHARLOTTE, NC  28255

E.   EXCEPTIONS FROM THE ABOVE REPORTING REQUIREMENTS
     ------------------------------------------------

     SECTIONS C AND D of the above reporting requirements do not apply to transactions in:
          o BAC Retirement Plans as defined at Section II.C of this Code (See also the related Note at Section II.C.)
          o Any non-proprietary 401(k) plan in which you have a beneficial interest (such as that with a previous employer or of a family member) UNLESS the holdings are investments in a fund from either the Columbia Funds or Nations Funds Families of Funds. If the non-proprietary 401(k) plan holdings are in a fund from either the Columbia Funds or Nations Funds Families, the EMPLOYEE must provide a duplicate periodic statement of all holdings and trading activity in the account.
          o Investment accounts in which you have a beneficial interest, but no investment discretion, influence or control. (SEE APPENDIX A.)
          o    529 Plans

F.   CODE ADMINISTRATION
     -------------------

     CMG Management has charged Compliance Risk Management with the responsibility of attending to the day-to-day administration of this Code. Compliance Risk Management will provide CMG Management with quarterly reports that will include all violations noted during the quarterly review process. The quarterly report will include associate name, job title, manager name, description of the violation, and a record of any sanction to be imposed. Material violations will be communicated to the board of directors or trustees of any investment company managed by CMG at least annually as required by Rule 17j-1 under the Investment Company Act of 1940 and more frequently as requested by the board.













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                                                              CMG Code of Ethics
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                                   Appendix A
                              BENEFICIAL OWNERSHIP

For purposes of the Columbia Management Group Code of Ethics, the term "beneficial ownership" shall be interpreted in accordance with the definition of "beneficial owner" set forth in Rule 16a-l(a)(2) under the Securities Exchange Act of 1934, as amended, which states that the term "BENEFICIAL OWNER" means "any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in "a security." The term "pecuniary interest" is further defined to mean "the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities."

The pecuniary interest standard looks beyond the record owner of securities. As a result, the definition of beneficial ownership is very broad and encompasses many situations that might not ordinarily be thought to confer a "pecuniary interest" in or "beneficial ownership" of securities.

SECURITIES DEEMED TO BE "BENEFICIALLY OWNED"

Securities owned "beneficially" would include not only securities held by you for your own benefit, but also securities held (regardless of whether or how they are registered) by others FOR YOUR BENEFIT in an account over which you have influence or control, such as securities held for you by custodians, brokers, relatives, executors, administrators, or trustees. The term also includes securities held for your account by pledgees, securities owned by a partnership in which you are a general partner, and securities owned by any corporation that you control.

Set forth below are some examples of how beneficial ownership may arise in different contexts.

o FAMILY HOLDINGS. Securities held by members of your immediate family sharing the same household with you ("FAMILY/HOUSEHOLD MEMBER") are presumed to be beneficially owned by you. Your "immediate family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, significant other, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (but does not include aunts and uncles, or nieces and nephews). The definition also includes adoptive relationships. You may also be deemed to be the beneficial owner of securities held by an immediate family member not living in your household if the family member is economically dependent upon you.

o PARTNERSHIP AND CORPORATE HOLDINGS. A general partner of a general or limited partnership will generally be deemed to beneficially own securities held by the partnership, as long as the partner has direct or indirect influence or control over the management and affairs of the partnership. A limited partner will generally not be deemed to beneficially own securities held by a limited partnership, provided he or she does not own a controlling voting interest in the partnership. If a corporation is your "alter ego" or "personal holding company", the corporation's holdings of securities are attributable to you.

o TRUSTS. Securities held by a trust of which you are a beneficiary and over which you have any direct or indirect influence or control would be deemed to be beneficially owned by you. An example would be where you as settlor have the power to revoke the trust without the consent of another person, or have or share investment control over the trust.

o ESTATES. Ordinarily, the term "beneficial ownership" would not include securities held by executors or administrators in estates in which you are a legatee or beneficiary unless there is a specific bequest to you of such securities, or you are the sole legatee or beneficiary and there are other assets in the estate sufficient to pay debts ranking ahead of such bequest.


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                                       16

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                                                              CMG Code of Ethics
                                                                   Rev. 01/01/05



SECURITIES DEEMED NOT TO BE "BENEFICIALLY OWNED"

For purposes of the CMG Code of Ethics, the term "beneficial ownership" excludes securities or securities accounts held by you for the benefit of someone else if you do not have a pecuniary interest in such securities or accounts. For example, securities held by a trust would not be considered beneficially owned by you if neither you nor an immediate family member is a beneficiary of the trust. Another example illustrating the absence of pecuniary interest, and therefore also of beneficial ownership, would be securities held by an immediate family member not living in the same household with you, and who is not economically dependent upon you.

"INFLUENCE OR CONTROL"

Transactions/Accounts over which neither you nor any other ACCESS PERSON have "ANY DIRECT OR INDIRECT INFLUENCE OR CONTROL" are not subject to the trading restrictions in Part II or reporting requirements in Part III of the Code. To have "influence or control", you must have an ability to prompt, induce or otherwise effect transactions in the account. Like beneficial ownership, the concept of influence or control encompasses a wide variety of factual situations. An example of where influence or control exists would be where you, as a beneficiary of a revocable trust, have significant ongoing business and social relationships with the trustee of the trust. Examples of where influence or control does not exist would be a true blind trust, or securities held by a limited partnership in which your only participation is as a non-controlling limited partner. The determining factor in each case will be whether you (or any other ACCESS PERSON) HAVE any direct or indirect influence or control over the securities account.















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                                                              CMG Code of Ethics
                                                                   Rev. 01/01/05



                                   Appendix B
                HARDSHIP EXCEPTIONS TO THE SHORT-TERM TRADING BAN

Exceptions to the short-term trading ban on COVERED SECURITIES may be requested in advance to Compliance Risk Management, and will generally only be granted in the case of economic hardship, where it is determined that no abuse is involved and the equities of the situation strongly support an exception to the ban.

Circumstances that could provide the basis for an exception from short-term trading restriction might include, for example, among others:

o an involuntary transaction that is the result of unforeseen corporate activity;

o the disclosure of a previously nonpublic, material corporate, economic or political event or activity that could cause a reasonable person in like circumstances to sell a security even if originally purchased as a long-term investment; or

o the ACCESS PERSON's economic circumstances materially change in such a manner that enforcement of the short-term trading ban would result in the ACCESS PERSON being subjected to an avoidable, inequitable economic hardship.















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                                       18

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                                                              CMG Code of Ethics
                                                                   Rev. 01/01/05



                                   Appendix C
                            CODE OF ETHICS COMMITTEE
             SANCTIONS SCHEDULE FOR FAILURE TO COMPLY WITH THE CODE

The Code of Ethics Committee will meet quarterly or as needed to review employee Code of Ethics violations identified by Compliance Risk Management. The responsibility of the Committee will be to conduct informational hearings, assess mitigating factors, and uniformly impose sanctions consistent with the Code's Sanction Guidelines. The Committee consists of Senior Management from Bank of America Legal and the CMG business lines, Compliance Risk Management, and Human Resources. The Committee will be the final arbitrators to determine appropriate sanctions.

The sanctions as specified in the schedule do not preclude the imposition of more severe penalties depending on the circumstances surrounding the offense.

-------------------------------------------------------------------------------------------
PERSONAL TRADING VIOLATION         SANCTIONS GUIDELINES
-------------------------------------------------------------------------------------------
No Broker/Mutual Fund statements   1ST OFFENSE: Written Warning
or confirms on file or evidence    2ND OFFENSE**: Written Reprimand and/or Monetary
that duplicate statements have     Penalty
been requested.                    3RD OR MORE OFFENSES: Monetary Penalty, Freeze Trading
                                   accounts for 30-90 days and/or Suspension / Termination
-------------------------------------------------------------------------------------------
Trading without receiving          1ST OFFENSE**: Written Warning
pre-clearance(Covered Securities   2ND OFFENSE: Written Reprimand and/or Monetary Penalty
and Mutual Funds)*                 3RD OR MORE OFFENSES: Monetary Penalty, Freeze Trading
                                   accounts for 30-90 days and/or Suspension / Termination
-------------------------------------------------------------------------------------------
Trading after being denied         1ST OFFENSE**: Written Reprimand and/or Monetary
approval*                          Penalty
                                   2ND OR MORE OFFENSES: Monetary Penalty, Freeze Trading
                                   accounts for 30-90 days and/or Suspension / Termination
-------------------------------------------------------------------------------------------
Failure to file a required         1ST OFFENSE: Written Warning
report (Initial, Quarterly and     2ND OFFENSE**: Written Reprimand and/or Monetary
Annual Reports) within the         Penalty
required time period               3RD OR MORE OFFENSES: Monetary Penalty, Freeze Trading
                                   accounts for 30-90 days and/or Suspension / Termination
-------------------------------------------------------------------------------------------
Purchasing an Initial Public       1ST OR MORE OFFENSES**: Monetary Penalty, Freeze
Offering (IPO), Hedge Fund or      Trading accounts for 30-90 days and/or Suspension /
Private Placement without          Termination
receiving pre-clearance*
-------------------------------------------------------------------------------------------
Trading which violates the         1ST OFFENSE**: Written Reprimand and/or Monetary
same-day/open order or             Penalty
recommendation restriction*        2ND OR MORE OFFENSES: Monetary Penalty, Freeze Trading
                                   accounts for 30-90 days and/or Suspension /Termination
-------------------------------------------------------------------------------------------
Trading within the 14 calendar     1ST OFFENSE**: Written Reprimand and/or Monetary
day blackout period*               Penalty
                                   2ND OR MORE OFFENSES: Monetary Penalty, Freeze Trading
                                   accounts for 30-90 days and/or Suspension / Termination
-------------------------------------------------------------------------------------------
Profiting from short-term          1ST OFFENSE**: Written Reprimand and/or Monetary
trading*                           Penalty
                                   2ND OR MORE OFFENSES: Monetary Penalty, Freeze Trading
                                   accounts for 30-90 days and/or Suspension /Termination
-------------------------------------------------------------------------------------------
Trading Mutual Funds in            1ST OFFENSE**: Written Reprimand and/or Monetary
violation of the 60 day            Penalty
restriction*                       2ND OR MORE OFFENSES: Monetary Penalty, Freeze Trading
                                   accounts for 30-90 days and/or Suspension / Termination
-------------------------------------------------------------------------------------------
* Includes disgorgement of profit as applicable    ** Requires review by the Ethics Committee

The following schedule details the monetary penalties that may be applied for each offense.
o       Non-Access and Access Persons                     $100-$500
o       Administrative Investment Persons                 $100-$500
o       Investment Persons                                $500-$1,000
o       Senior Investment Persons                         $1,000-$2,500
o       Managing Directors                                $2,500-$5,000


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                                       19